EXHIBIT 99.1

                                [CAPITAL LOGO]

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                                  PRESS RELEASE
                              For Immediate Release

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CAPITAL ENVIRONMENTAL AMENDS SENIOR LENDING FACILITIES


BURLINGTON, ON (December 5, 2000) - Capital Environmental Resource Inc. (NASDAQ:
CERI) today announced that it had entered into an amending agreement with its senior lending syndicate. The effect of the amendments is to cure certain existing defaults and waive the non-compliance with certain financial covenants under such debt arrangement. The amendment also modified certain financial covenants and associated interest rates, modified permitted capital expenditure limits, accelerated the amortization terms of certain portions of the debt and obligated the Company to raise additional subordinated debt or equity over the next several quarters.

Capital Environmental Resource Inc. is a regional integrated solid waste services company that provides collection, transfer, disposal and recycling services in markets in Canada and the northern United States. The Company's web site is http://www.capitalenvironmental.com.

The matters discussed in this news release include certain forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those forward-looking statements, including the risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date of this release that may bear upon forward-looking statements.


Company contact:

David Langille, EVP and CFO
(905) 319-6047